UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

CPAC, Inc.

(Exact name of registrant as specified in its charter)

New York	000-09600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, P.O. Box 175, Leicester, New York	14481
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 382-3223

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

            On December 22, 2006, CPAC, Inc., a New York corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Buckingham CPAC, Inc., a Delaware corporation ("Parent"), Buckingham CPAC Acquisition Corp., a New York corporation which is a wholly-owned subsidiary of Parent ("Acquisition Sub") and the Company. Parent and Acquisition Sub are affiliates of Buckingham Capital Partners II, LP. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Acquisition Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving entity following the Merger.

            Pursuant to the Merger Agreement, at the Effective Time of the Merger, each issued and outstanding share of the Common Stock, par value $0.01 per share of the Company will be cancelled and converted into the right to receive $8.65 in cash, without interest, (the "Merger Consideration"). The Merger is not intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes.

            Prior to the effective time of the Merger, the Company will enter into Option Cancellation Agreements with each holder of issued and outstanding options to purchase Common Stock, under which the holder will, in consideration for the cancellation of his or her options, be paid an amount equal to the amount by which the Merger Consideration exceeds the applicable exercise price of such Options.

            The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the Company include, subject to certain exceptions that permit the Company's Board of Directors to comply with its fiduciary duties, covenants by the Company not to (i) solicit, initiate, encourage, or knowingly induce inquiries, offers or proposals related to an alternative acquisition, merger or other business combination transaction; (ii) participate in discussions or provide access or information to any third party in connection with an alternative acquisition, merger or other business combination transaction; (iii) approve or recommend to the Company's shareholders an alternative acquisition, merger or other business combination transaction, or enter into any agreement, letter of intent or similar document related to an alternative acquisition, merger or other business combination transaction; or (iv) take any action to make the Company's Rights Agreement inapplicable to any alternative acquisition, merger or other business combination transaction. The Merger Agreement also includes covenants that require, subject to certain exceptions that permit the Company's Board of Directors to comply with its fiduciary duties, that the Company prepare and cause a proxy statement to be filed with the Securities and Exchange Commission (the "SEC") and convene a meeting of it shareholders for the purpose of obtaining approval of the Merger. The Merger Agreement includes further covenants requiring that the Company operate in the ordinary course of business prior to the completion of the Merger and, among other matters, prohibiting the Company from declaring or paying any dividend with respect to its shares of Common Stock.

            Consummation of the Merger is subject to various conditions, including, among others, the approval and adoption of the Merger Agreement by the Company's shareholders, the absence of certain legal impediments to the consummation of the Merger, the absence of any material adverse change or event with respect to the Company's business, and the accuracy as of the closing of the parties' respective representations and warranties, and compliance with their respective covenants.

            The Merger Agreement contains certain termination rights in favor of the parties, and further provides that, under certain circumstances, the Company will be required to pay to Parent a termination fee of $1,750,000.

            The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Report as Exhibit 2.1, and is incorporated herein by reference.

Cautionary Statement

            The Merger Agreement has been included to provide investors with information regarding its terms. Except insofar as it governs the relationship among the parties thereto with respect to the matters described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties are used to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are generally not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the Company, Parent, Acquisition Sub, or any of their respective affiliates.

Important Information for Investors and Shareholders

            The Company intends to file a proxy statement with the SEC in connection with the proposed Merger. Investors and shareholders of the Company are urged to read the proxy statement when it becomes available as well as all other relevant documents filed by the Company with the SEC because they will contain important information about the proposed Merger and the parties thereto. Investors and shareholders may obtain these documents free of charge when they are filed with the SEC, at the website maintained by the SEC at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to CPAC, Inc., Investor Relations, 2364 Leicester Road, P.O. Box 175, Leicester, NY 14481. Telephone: (585) 382-2339. The final proxy statement will be mailed to shareholders of the Company.

            This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

            The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of these participants in the solicitation, which may be different than those of the Company's shareholders generally, is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 3.03. Material Modification to Rights of Security Holders.

            In connection with the execution of the Merger Agreement, the Company and Continental Stock Transfer & Trust Co., a Delaware corporation (the "Rights Agent") entered into a First Amendment to Rights Agreement, which has the effect of making the Company's existing Rights Agreement dated as of March 19, 1999, and the rights issued to the Company's shareholders thereunder, inapplicable to the specific transactions contemplated with Parent and Acquisition Sub pursuant to the Merger Agreement. The foregoing description of the First Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the Rights Agreement, a copy of which is filed with this Report as Exhibit 4.1, and is incorporated herein by reference.

Item 8.01. Other Events.

            On December 26, 2006, the Company issued a press release announcing the execution of the Merger Agreement. The press release was previously filed by the Company on a Current Report on Form 8-K filed with the SEC on December 26, 2006.

Item 9.01 Financial Statements and Exhibits.

            (d)       Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of December 22, 2006 by and among CPAC, Inc., Buckingham CPAC, Inc, and Buckingham CPAC Acquisition Corp. The Schedules and Exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

4.1	First Amendment to Rights Agreement dated as of December 21, 2006 by and between CPAC, Inc and Continental Stock Transfer & Trust Co.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPAC, INC.

Date: December 27, 2006	By:	/s/ Thomas N. Hendrickson
Thomas N. Hendrickson President and Chief Executive Officer